UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2015

VAPIR ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-185083	27-1517938
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2365 Paragon Drive, Suite B

San Jose, California 95131

(Address of principal executive offices) (zip code)

(800) 841-1022

(Registrant's telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) and any related statements of representatives and partners of the Company contain, or may contain, among other things, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2015 (the “Closing Date”), we closed a financing transaction by entering into a Securities Purchase Agreement dated April 3, 2015 (the “Securities Purchase Agreement”) with certain accredited investors (the “Purchasers”) for an aggregate subscription amount of $500,000 (the “Purchase Price”). Pursuant to the Securities Purchase Agreement, the Company shall issue a 6% Convertible Debenture (the “Debenture”) and warrants exercisable into 500,000 shares of common stock at an exercise price of $0.60 per share (the “Warrants”).

6% Convertible Debenture

The total principal amount of the Debentures is $500,000. The Debenture accrues interest at a rate equal to 6% per annum and the Debenture has a maturity date of October 3, 2016. The Debenture is convertible any time after its issuance date. The Purchaser has the right to convert the Debenture into shares of the Company’s common stock at a fixed conversion price equal to $0.50. The conversion price, however, is subject to full ratchet anti-dilution in the event that we issue any securities at a price lower than the conversion price then in effect. Interest is payable quarterly in either cash or common stock, at the Company’s discretion.

Warrants

We issued warrants exercisable into 500,000 shares of our common stock. The Warrants issued in this transaction are immediately exercisable at an exercise price of $0.60 per share, subject to applicable adjustments including full ratchet anti-dilution in the event that we issue any securities at a price lower than the exercise price then in effect. The Warrants have an expiration period of five years from the original issue date.

The foregoing description of the terms of the Purchase Agreement, the Debenture, and the Warrants do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements forms of which are filed as exhibits 4.1, 10.1 and 10.2 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The issuance of the securities described above were completed in accordance with the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

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Item 9.01 Financial Statements and Exhibits,

Exhibit Number	Description
4.1	6% Convertible Debenture, dated April 3, 2015, by and between Vapir Enterprises, Inc. and certain purchasers
10.1	Securities Purchase Agreement, dated April 3, 2015, by and between Vapir Enterprises, Inc. and certain purchasers
10.2	Form of Warrant

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPIR ENTERPRISES, INC.

Date: April 6, 2015	By:	/s/ Hamid Emarlou
Name: Hamid Emarlou
Title: Chief Executive Officer

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